American Skandia Life
                                                      Assurance Corporation
                                                      One Corporate Drive
                                                      P.O. Box 883
                                                      Shelton, CT 06484-0883
                                                      Telephone (203) 926-1888
                                                      Fax(203)925-6932


                                                      [SKANDIA ICON] SKANDIA


SENT VIA FEDEX

April 28, 2000




Paul Leone, Esq.
INVESCO Funds Group, Inc.
7800 East Union Avenue, Mail Stop 201
Denver, Colorado 80237

      RE:   Revised Schedule Pages to Participation Agreement

Dear Paul:

Enclosed are revised Schedule Pages to the Participation Agreement that reflect the portfolios of INVESCO Variable Investment Funds, Inc. that are currently being offered in the various American Skandia variable products. Please note that we are offering two of the INVESCO Variable Investment Funds, Inc. portfolios in two separate variable annuity products (referred to as Harvester and Harvester XTra Credit) that are sold through representatives of First Union Bank. Please also note that all of the INVESCO Variable Investment Funds, Inc. portfolios are being offered in "Premier" variant of our ASAP II, XTra Credit and ASL products that will be offered through First Union Securities, Inc. representatives. Please also note that we are offering two additional variable life contracts as of May 1, 2000 that will feature two of the INVESCO Variable Investment Funds, Inc. portfolios.

If you have any further questions, please contact me at (203) 925-3830.

                              Sincerely,


                              /s/ Scott K. Richardson
                              -----------------------
                              Scott K. Richardson, Esq.
                              Senior Counsel - Variable Products.

                             PARTICIPATION AGREEMENT
                                   SCHEDULE A


The following Separate Accounts and Associated Contracts of American Skandia Life Assurance Corporation are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B
  (Class 1 Sub-accounts)

CONTRACT(S):
American  Skandia  Advisor Plan
American  Skandia  Advisor Plan II(SM)
American Skandia Advisor Plan II(SM) Premier
American  Skandia XTra Credit(SM)
American Skandia XTra Credit(SM) Premier
American Skandia  LifeVest(R)
American Skandia LifeVest(R) Premier
American Skandia Protector(SM) (AS Pro(SM))

Stagecoach Variable Annuity Plus (with respect to INVESCO VIF Technology and INVESCO VIF Health Sciences)
Stagecoach Extra Credit (with respect to INVESCO VIF Technology and INVESCO VIF Health Sciences)
Stagecoach Variable Annuity Flex (with respect to INVESCO VIF Technology and INVESCO VIF Health Sciences)

Evergreen Skandia Harvester Variable Annuity (with respect to INVESCO VIF Dynamics and INVESCO VIF Technology)
Evergreen Skandia Harvester XTra Credit (with respect to INVESCO VIF Dynamics and INVESCO VIF Technology)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B
(Class 2 Sub-accounts)

CONTRACT(S):
American Skandia Advisors Choice(R)2000 (Choice2000)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B
(Class 3 Sub-accounts)

CONTRACT(S):
American Skandia Impact (AS Impact(SM))

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account Q

CONTRACT(s):
American Skandia AS(k)(R) Group Variable Annuity

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account F

CONTRACT(S):
American Skandia Trophy
American Skandia Life Champion
American Skandia Life Manager
American Skandia Life Horizon

Schedule Effective May 1, 2000